ASSIGNMENT

WHEREAS, I, Keith White (hereinafter referred to as ASSIGNOR), having a post office address of 32952 Dewdney Trunk Road, Mission, British Columbia, V2V 6X6, Canada, am the listed inventor/applicant of the provisional patent application entitled "ATMOSPHERIC WATER GENERATION SYSTEM," as filed with the U.S. Patent and Trademark Office on May 24, 2011, and assigned Application No. 61/489,588;

WHEREAS, AWG International, Inc. (hereinafter referred to as ASSIGNEE), a corporation of the State of Washington having a place of business at 19125 North Creek Parkway, Suite 120, Bothell, Washington 98011, is desirous of acquiring the entire right, title and interest in and to the provisional patent application and in and to any letters patent(s) that claim the priority benefit of the provisional patent application in the United States and in any and all foreign countries;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, ASSIGNOR hereby sells, assigns and transfers unto said ASSIGNEE, the entire right, title and interest in and to said provisional patent application and the invention(s) disclosed therein, and any and all letters patent(s) which claim priority to said provisional application and any and all letters patent(s) which claim the invention(s) disclosed therein and which may be granted in the United States of America and its territorial possessions including any extensions or adjustments in term thereof and in any and all foreign countries, and in any and all divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of ASSIGNEE and to claim priority rights deriving from said United States provisional application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise, said invention, provisional application and all letters patent(s) on said invention or claiming priority to said provisional application to be held and enjoyed by ASSIGNEE and its successors and assigns for their use and benefit as fully and entirely as the same would have been held and enjoyed by ASSIGNOR had this assignment, transfer and sale not been made. ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue all letters patent(s) on said invention to ASSIGNEE. ASSIGNOR agrees to

execute all instruments and documents required for the making and prosecution of prosecution of applications for United States and foreign letters patent on said invention, for litigation regarding said letters patent, or for the purpose of protecting title to said invention or letters patent therefor.

April 19th / 2012
Date

Keith White

1897453_1.DOC